                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                     ULTRAMAR DIAMOND SHAMROCK CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

          ----------------------------------------------------------
           Ultramar                 Diamond                  Shamrock
           C    o     r    p     o     r    a     t    i     o     n

                            NOTICE OF ANNUAL MEETING
                              AND PROXY STATEMENT

                   For Annual Meeting to be held May 2, 2000

                            NOTICE OF ANNUAL MEETING

                                  May 2, 2000

To the Stockholders of Ultramar Diamond Shamrock Corporation:

  The Annual Meeting of Stockholders (the "Annual Meeting") of Ultramar Diamond Shamrock Corporation (the "Company") will be held at The Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010 on Tuesday, May 2, 2000 at 10:00 a.m. central daylight savings time, for the following purposes:

  1. To elect four directors to serve for a three-year term expiring in 2003 (Proxy Item 1);

  2. To approve amendments to the Company's Non-Employee Director Equity Plan (Proxy Item 2);

  3. To ratify the appointment of independent accountants for 2000 (Proxy
  Item 3); and

  4. To transact any other business which may be properly brought before the Annual Meeting.

Holders of record of the Company's common stock ("Common Stock") at the close of business on March 7, 2000 are entitled to notice of and to vote at the Annual Meeting.

March 22, 2000

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          CURTIS V. ANASTASIO
                                          Vice President, General Counsel, and
                                           Secretary

Ultramar Diamond Shamrock Corporation
6000 N Loop 1604 W
P.O. Box 696000
San Antonio, Texas 78269-6000
Telephone: (210) 592-2000

Whether or not you plan to attend the Annual Meeting, please date and sign the enclosed proxy, and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the Annual Meeting, may withdraw it and vote in person. Attendance at the Annual Meeting is limited to stockholders, their proxies, and invited guests of the Company.

                                PROXY STATEMENT

                              GENERAL INFORMATION

Introduction

  The Board of Directors (the "Board") of the Company is soliciting proxies to be voted at the 2000 Annual Meeting to be held in Houston, Texas on May 2, 2000, and at any adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about March 22, 2000.

Shares Voting

  Holders of shares of Common Stock at the close of business on March 7, 2000 (the "Record Date") are entitled to notice of the Annual Meeting and to vote shares held on that date at the Annual Meeting. As of the close of business on the Record Date, there were 90,435,445 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote at the Annual Meeting. A majority of such outstanding shares of Common Stock, represented in person or by proxy, is necessary to provide a quorum at the Annual Meeting.

Voting of Proxies

  This proxy solicitation is intended to afford stockholders the opportunity to vote regarding the election of directors, the amendment of the Company's Non-Employee Director Equity Plan, the appointment of the Company's independent accountants for 2000, and in respect of such other matters, if any, as may be properly brought before the Annual Meeting.

  It is the Company's policy for the Annual Meeting that all returned proxies, ballots, and other voting materials used in connection with the Annual Meeting that identify the votes of specific stockholders will be kept confidential and made available only to certain persons involved in the receipt, counting, tabulation, or solicitation of proxies who have agreed to maintain stockholder confidentiality. Access to voted proxies, ballots, and other voting materials will not be restricted where stockholders seek to communicate with management by writing comments on their proxy cards or otherwise disclose their vote to management or where disclosure may be required by applicable law. In limited circumstances, such as proxy solicitation based on an opposition proxy statement or a proxy solicitation on a matter requiring a vote of more than a majority of the shares represented at the Annual Meeting, this policy could be suspended by the Board.

  A proxy may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the Annual Meeting, by execution of a subsequent proxy, or by voting in person at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting, but not otherwise. Where a stockholder's proxy specifies a choice with respect to a matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted FOR the nominees for director identified below, FOR the amendments to the Company's Non-Employee Director Equity Plan, FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants, and in the manner that the appointed proxies determine with respect to other matters properly brought before the Annual Meeting.

Annual Report

  The Company's Annual Report on Form 10-K for the year ended December 31, 1999 is being furnished with this Proxy Statement to stockholders of record as of the Record Date. The Company's Annual Report on Form 10-K for the year ended December 31, 1999 that is being furnished to stockholders along with this proxy statement contains a list of exhibits filed therewith, but does not include copies of the exhibits. Copies of those exhibits may be obtained without charge through the office of the corporate secretary at the address shown above.

                         ELECTION OF DIRECTORS PROPOSAL
                             (Item 1 on the Proxy)

  The Company's bylaws provide that the directors will be classified into three classes. The directors of each class serve for a term of three years and until their successors are elected and qualified.

  Information regarding the nominees proposed by the Company's Board for election at the Annual Meeting and the other directors of the Company whose terms expire after the Annual Meeting is set forth below. Byron Allumbaugh, E. Glenn Biggs, Katherine D. Ortega, and Madeleine Saint-Jacques have been nominated for election to the class of directors whose terms expire at the 2003 Annual Meeting. Each nominee is presently serving as a director of the Company.

  A majority of the votes of the Common Stock cast at the Annual Meeting is required to elect directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If a nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons named therein for a substitute designated by the Company's Board.

  The persons named in the proxy will vote FOR the nominees listed below except where authority has been withheld.

Nominees for Election at the Annual Meeting

  Byron Allumbaugh, age 68, is the former Chairman and Chief Executive Officer of Ralphs Grocery Company in Los Angeles, California. Mr. Allumbaugh is a member of the board of directors of El Paso Energy Company, C.K.E. Restaurants, Penn Traffic Corporation, and the Automobile Club of Southern California. He is Chairman of the Compensation Committee and serves on the Public Responsibility Committee. He has been a director of the Company since 1992.

  E. Glenn Biggs, age 66, is President of Biggs & Co., a corporation engaged in developmental projects and financial planning. He has been involved in commercial banking beginning with his service as Chairman of the Board of First National Bank of San Antonio. He later served as Vice Chairman and Chairman of the Executive Committee of Interfirst Bank, San Antonio. He serves as Chairman of Hester Asset Management Corp. and Southwestern Bancorp. He is a former Chairman and Director of Bolivian Power Corporation. He has served as Chairman and is a Director of the University of Texas Health Science Center. Additionally, he has served as Chairman of the Board of Regents of Baylor University. Mr. Biggs serves on the Audit Review Committee and the Finance and Planning Committee. He was a director of Diamond Shamrock, Inc. ("Diamond") from 1987 until he became a director of the Company in December 1996 effective with the merger between Ultramar Corporation and Diamond in December 1996 ("U-DS Merger.").

  Katherine D. Ortega, age 65, was an alternate representative of the United States to the 45th General Assembly of the United Nations 1990-1991. She served as the 38th Treasurer of the United States from 1983 to 1989. Prior to joining the Treasury Department as Treasurer, Ms. Ortega served as a Commissioner on the Copyright Royalty Tribunal, and was a member of the President's Advisory Committee on Small and Minority Business. Ms. Ortega is a director of Ralston Purina Company, Rayonier, Inc., and the Kroger Co. She also serves as a director of Catalyst, and is a member of the United States Comptroller General's Consultant Panel. Ms. Ortega is a member of the Washington Mutual Investors Fund Advisory Board. Before entering government, Ms. Ortega practiced as a certified public accountant. Ms. Ortega is Vice Chairwoman of the Public Responsibility Committee and serves on the Audit Review Committee. She was a director of Diamond from 1989 until she became a director of the Company in December 1996 effective with the U-DS Merger.

  Madeleine Saint-Jacques, age 64, is Chairman of the Board of Saint-Jacques Vallee Young and Rubicam Inc. in Montreal, Canada. From 1990 through 1994, she was President of Young & Rubicam in Montreal, Canada, and from 1978 through 1990, she served as its Executive Vice President and Managing Director.

Ms. Saint-Jacques is a member of the board of directors of Groupe TVA inc. Ms. Saint-Jacques is also a member of the Board of Governors, Inno-Centre Quebec, a member of the Board of Associate Governors, University of Montreal, and Chairman of the Board of Societe d'edition de la revue Forces. Ms. Saint-Jacques is Chairwoman of the Public Responsibility Committee and serves on the Compensation Committee. She has been a director of the Company since 1992.

Directors Whose Terms Expire at the 2001 Annual Meeting

  W.E. "Bill" Bradford, age 65, is the retired Chairman of Halliburton Company. He became Chairman of Halliburton Company effective upon its merger in 1998 with Dresser Industries, Inc. Prior to that, Mr. Bradford was Chairman and Chief Executive Officer of Dresser Industries, Inc. Mr. Bradford had been with Dresser Industries, Inc. since 1963, holding various positions in production and management. In 1988 Mr. Bradford was appointed President and Chief Executive Officer of Dresser-Rand Company. He was elected President and Chief Operating Officer of Dresser Industries, Inc. in March 1992, President and Chief Executive Officer in November 1995, and Chairman and Chief Executive Officer in December 1996. Mr. Bradford serves on the Board of Directors of Oryx Energy Company. He is Vice Chairman of the Audit Review Committee and serves on the Compensation Committee. He was a director of Diamond from 1992 until he became a director of the Company in December 1996 effective with the U-DS Merger.

  Russel H. Herman, age 69, is a former owner and principal of International Energy Consultants Ltd., a firm that provided consulting services to senior management in the international energy industry. Prior to that, Mr. Herman was employed by Exxon Corporation as President and Chief Executive Officer for the Asia-Pacific area and Executive Vice President for Exxon's petroleum business in Europe. Mr. Herman is a member of the board of the Leonhard Center for the Enhancement of Engineering Education at Pennsylvania State University and was named an Honor Engineering Alumnus and also an Alumni Fellow of that university. He is on the national board of directors of Recording for the Blind & Dyslexic, serving on its executive committee. He has been a director of the Company since 1992, and is currently Chairman of its Finance and Planning Committee and a member of the Public Responsibility Committee.

  C. Barry Schaefer, age 61, is an Executive Director of The Beacon Group, an investment and financial advisory firm. Prior to joining Beacon in April 1997, he had been a Managing Director with The Bridgeford Group, a merger and acquisition subsidiary of the Industrial Bank of Japan, since 1992. From 1989 through 1991 he was a senior advisor with Dillon Read & Co., Inc., an investment banking group, and prior to that he served as an Executive Vice President of Union Pacific Corporation. Mr. Schaefer serves on the Audit Review Committee and the Public Responsibility Committee. He has been a director of the Company since 1992.

Directors Whose Terms Expire at the 2002 Annual Meeting

  H. Frederick Christie, age 66, is a consultant specializing in strategic and financial planning. He retired, effective January 1, 1991, as Chairman and Chief Executive Officer of The Mission Group, the non-utility subsidiary of SCE Corp. Prior to that he served as President of Southern California Edison Company. Mr. Christie is a director or trustee of 19 mutual funds under the Capital Research and Management Company and a director of AECOM Technology Corporation, International House of Pancakes, Inc., Ducommon, Incorporated and Southwest Water Company. He is Vice Chairman of the Compensation Committee and serves on the Finance and Planning Committee. He has been a director of the Company since 1992.

  W.H. Clark, age 67, is the retired Chief Executive Officer and Chairman of the Board of Directors of Nalco Chemical Company. He was the President and Chief Executive Officer of Nalco Chemical Company from 1982 until 1990, and Chairman of the Board of Directors and Chief Executive Officer of that company from 1984 until 1994. Mr. Clark is President of W. "H" Clark Associates, Ltd., and is a member of the Board of Directors of Merrill Lynch Corporation, USG Corporation and its subsidiary, United States Gypsum Company, Fort James Corporation, Bethlehem Steel Corporation, and Millennium Chemicals Corp. Mr. Clark is Vice Chairman of the Finance and Planning Committee and serves on the Compensation Committee. He served as a director of Diamond from 1994 until he became a director of the Company in December 1996 effective with the U-DS Merger.

  Jean R. Gaulin, age 57, is Chairman of the Board, President, and Chief Executive Officer of the Company. Prior to the U-DS Merger, he had been the Chairman of the Board and Chief Executive Officer of the Company since its formation in 1992. From July 1989 through January 1992, Mr. Gaulin was Chief Executive Officer of Ultramar PLC, a leading international integrated oil and gas company, engaged in exploration, production, development, and refining and marketing, which was the Company's predecessor. Prior to that, Mr. Gaulin was President of Ultramar Canada, Inc. Mr. Gaulin serves on the board of directors of Quebec Telephone, Inc. He has been a director of the Company since 1992.

  Bob Marbut, age 64, has been Chairman and Chief Executive Officer of Argyle Communications, Inc. since January 1992, and Chairman and Co-Chief Executive Officer of Hearst-Argyle Television, Inc. since August 1997. He was Chairman and Chief Executive Officer of Argyle Television, Inc. from August 1994 until its merger with Hearst Broadcasting in August 1997. He was Chairman and Chief Executive Officer of Argyle Television Holding, Inc. from its founding in March 1993 until April 1994. Prior to 1992, Mr. Marbut was President and Chief Executive Officer of Harte-Hanks Communications, Inc. for 20 years and served one year as Vice Chairman of that company. He is a director of Tupperware Corporation and Hearst-Argyle Television, Inc. He is Chairman of the Audit Review Committee and serves on the Finance and Planning Committee. He served as a director of Diamond from 1990 until he became a director of the Company in December 1996 effective with the U-DS Merger.

Board Committees

  The management of the Company is under the direction of the Board. The Company's Board has established Audit Review, Compensation, Finance and Planning, and Public Responsibility Committees. The Company's Board held a total of 10 meetings in 1999. Attendance at the meetings of the Company's Board was 98%. Attendance at the meetings of the Audit Review Committee was 93%. Attendance at the meetings of the Compensation Committee was 100%. Attendance at the meetings of the Finance and Planning Committee was 100%. Attendance at the meetings of the Public Responsibility Committee was 93%.

  Audit Review Committee. Bob Marbut (Chairman), W.E. Bradford (Vice Chairman),
E. Glenn Biggs, Katherine D. Ortega and C. Barry Schaefer serve on the Audit Review Committee. The Audit Review Committee reviews the professional services provided by the Company's outside auditor. The Committee's review includes the scope of the audit by the Company's outside auditor, the annual financial statements of the Company, the annual audit report of the outside auditor, Company's system of internal accounting controls, and certain other matters with respect to the accounting, auditing, and financial reporting practices and procedures of the Company. The Audit Review Committee held three meetings in 1999.

  Compensation Committee. Byron Allumbaugh (Chairman), H. Frederick Christie (Vice Chairman), W.E. Bradford, W.H. Clark, and Madeleine Saint-Jacques serve on the Compensation Committee. The Compensation Committee establishes executive compensation policy, administers incentive compensation, stock options, and certain benefit plans of the Company, and approves the salaries and other benefits of the executive officers. In addition, this Committee advises and consults with the Company's management regarding the compensation policies and practices of the Company applicable to other employees. The Compensation Committee held six meetings in 1999.

  Finance and Planning Committee. Russel H. Herman (Chairman), W.H. Clark (Vice Chairman), E. Glenn Biggs, H. Frederick Christie, and Bob Marbut serve on the Finance and Planning Committee. The Finance and Planning Committee reviews and makes recommendations to the Board with regard to the financial structure, financial condition, and financial capacity of the Company, including consideration of such financial matters as material corporate borrowings, investments, capital expenditures, and long-term commitments. In addition, it reviews and makes recommendations to the Board with respect to the Company's annual budget and five-year business plan. The Finance and Planning Committee held two meetings in 1999.

  Public Responsibility Committee. Madeleine Saint-Jacques (Chairwoman), Katherine D. Ortega (Vice Chairwoman), Byron Allumbaugh, Russel H. Herman, and
C. Barry Schaefer serve on the Public Responsibility Committee. The Public Responsibility Committee reviews and monitors the Company's policies, programs, and practices which significantly affect such responsibilities as environmental protection, safety and health, equal employment opportunity, and business conduct. The Committee, after consultation with management, recommends policies, practices, and programs to the Company Board regarding the Company's relationships with its various constituencies. In addition, this Committee has responsibility for considering the composition, structure and functioning of the Company Board, and for selecting nominees for election as directors of the Company. The Public Responsibility Committee held three meetings in 1999.

Nominations for Director

  The Public Responsibility Committee is responsible for considering the composition, structure, and functioning of the Company Board and for selecting nominees for election as directors of the Company. Stockholders may make nominations to the Company Board by following the procedures set out in the Company bylaws, and not otherwise. The Company bylaws provide generally that stockholders wishing to nominate director candidates for consideration by the Public Responsibility Committee may do so by writing the Secretary of the Company and giving the candidate's name, biographical information, qualifications, and class or series and number of shares of capital stock of the Company owned by the nominee. Such notice must also set out the name and address of the stockholder giving the notice, the class or series and number of shares of capital stock of the Company beneficially owned by such stockholder, a description of any arrangements relating to the nomination between the stockholder and the nominee or any other person, and a representation that the stockholder intends to appear in person to make the nomination. Such notice must be accompanied by the consent of the nominee to serve if elected. The Company bylaws require that notice of nominations by the stockholders of persons for election as directors at annual meetings of the Company be delivered not less than 60 nor more than 90 days prior to the anniversary date of the mailing of the proxy for the immediately preceding annual meeting; provided, that if the annual meeting is called for a date that is not within 30 days of the anniversary date of the prior year's annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the first to occur of the day on which the notice of such annual meeting was mailed or the date of the public disclosure of the date of the annual meeting. A copy of the Company bylaws has been filed with the SEC or may be obtained upon request from the Company. See "Where You Can Find More Information."

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

  The following table presents the compensation of the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers in each of 1999, 1998, and 1997.

                                    Annual Compensation                     Long-Term Compensation Awards
                         ------------------------------------------ ---------------------------------------------
                                                                               Number of
                                                                               Securities
                                                                    Restricted Underlying
        Name and                                     Other Annual     Stock     Options    LTIP      All Other
   Principal Position    Year Salary(1) Bonus(1)(2) Compensation(3) Awards(4)  Granted(5) Payouts Compensation(6)
   ------------------    ---- --------- ----------- --------------- ---------- ---------- ------- ---------------
Jean R. Gaulin.......... 1999 $725,000   $900,000       $2,785           0            0       0      $ 59,902
 Chairman, President,    1998  725,000    363,300        6,258           0      175,000       0        58,850
 and Chief Executive     1997  725,000    507,600        6,596           0       35,425       0        58,850
 Officer
Timothy J. Fretthold.... 1999 $335,000   $360,000       $4,793           0            0       0      $ 37,863
 Executive Vice          1998  335,000    140,300        6,191           0       76,318       0        36,182
 President, Chief        1997  335,000    214,400        3,792           0        1,419       0        50,059
 Administrative and
 Legal Officer
Christopher Havens...... 1999 $283,333   $275,000       $1,636           0            0       0      $ 17,905
 Executive Vice          1998  265,000    147,500        6,739           0       75,000       0        18,268
 President, Marketing    1997  265,000    106,000        4,600           0            0       0       165,866
 and Retail Operations
William R. Klesse....... 1999 $362,500   $400,000       $3,277           0            0       0      $ 42,358
 Executive Vice          1998  335,000    140,300        6,739           0      100,000       0        40,386
 President, Operations   1997  335,000    217,400        4,600           0        1,957       0        54,104
H. Pete Smith........... 1999 $370,000   $300,000       $4,865           0            0       0      $ 18,829
 Executive Vice          1998  335,000    140,300        8,088           0       75,000       0        18,151
 President and Chief     1997  335,000    214,400        5,367           0            0       0       167,490
 Financial Officer

--------
(1) Includes amounts which have been deferred under the Company's 401(k) plan and nonqualified 401(k) plan. Under the nonqualified 401(k) plan, participants are permitted to defer receipt of compensation in addition to deferrals under the 401(k) plan.
(2) Reflects incentive-based cash bonuses awarded under the Company's annual incentive plan. Awards under that plan are reported as compensation in the year with respect to which the award was earned, even if actually paid in the following year. The figures shown include amounts deferred under the Company's 401(k) plan and nonqualified 401(k) plan. See Note (1) above. Mr. Havens' award includes $68,749 in lieu of which he received 2,949 shares of restricted Common Stock of the Company that vests by its terms after two years, pursuant to the stock ownership guidelines contained in the Company's 1999 Annual Incentive Plan.
(3) Reimbursement of executive officers for federal income tax and medicare tax relating to various benefit plans, premiums paid for group life insurance in excess of $50,000, and financial counseling services. Perquisites and other personal benefits received by the executive officers are not included because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.
(4) Unvested shares of restricted stock may not be sold or transferred. The shares otherwise carry full voting rights and dividends are paid on restricted stock awards from the time of grant at the same rate as paid to all stockholders. The total amount of restricted stock held by each of the named executive officers and the fair market value of such shares as of December 31, 1999, without reducing such market value for restrictions on transfer was as follows: Mr. Fretthold, 459 shares, $10,414; and Mr. Klesse, 469 shares, $10,640.
(5) Stock options granted in 1998 to Mr. Fretthold include reload options granted upon exercise of the associated option. Stock options granted in 1997 to Messrs. Gaulin, Fretthold, and Klesse consist of reload options granted upon exercise of the associated option.
(6) Includes the following compensation paid or accrued under benefit plans maintained by the Company:
  (a) Above-market interest accrued on amounts deferred by Messrs. Fretthold and Klesse under the Diamond Deferred Compensation Plan: Mr. Fretthold $5,791 and Mr. Klesse $8,644.
  (b) Annual allocations or accruals in the last fiscal year under the Company's Employee Stock Ownership Plans and related Excess Benefits
      Plan: Mr. Fretthold $11,081 and Mr. Klesse $11,305. The Company's Employee Stock Ownership Plans were terminated in November 1997.
  (c) The supplemental disability income program for executive officers of the Company employed prior to the U-DS Merger provides those executive officers an amount equal to 60% of base compensation less any amount received by such officer under any other long-term disability plan sponsored by the Company for employees generally. The supplemental disability income program for former Diamond executives provides participants with an amount equal to 66 2/3% of base compensation less an amount received by such executive under any other long-term disability plan sponsored by the Company for employees generally. Annual premiums paid or accrued in the last fiscal year by the Company to fulfill its obligations under the supplemental disability income program relating to the named executive officers were: Mr. Gaulin $9,874, Mr. Fretthold $1,137, Mr. Havens $830, Mr. Klesse $1,278, and Mr. Smith $1,273.

  (d) Premiums paid or accrued in the last fiscal year under the executive life insurance program for executive officers relating to the named executive officers were: Mr. Gaulin $12,088, Mr. Fretthold $2,823, Mr. Havens $3,552, and Mr. Klesse $3,650.
  (e) Matching contributions to participants' 401(k) accounts, and amounts awarded by the Company under its nonqualified 401(k) plan under which amounts are awarded which may not be awarded under the Company's qualified 401(k) plan due to limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"). Contributions made to the accounts of the named executive officers in 1999 were: Mr. Gaulin $37,940, Mr. Fretthold $17,031, Mr. Havens $13,523, Mr. Klesse $17,481,
      and Mr. Smith $17,556.
  (f) Mr. Smith and Mr. Havens received relocation incentive payments of $150,000 and $152,000, respectively, in 1997 in connection with their relocation to the Company's new headquarters after the U-DS Merger was completed.

Stock Options

  No stock options were granted to the Company's Chief Executive Officer and the named executive officers under the Company's long term incentive plans in 1999. The tables below set forth information regarding stock options exercised by the named executive officers in 1999, and the value of unexercised stock options and related rights held by such executive officers at the end of 1999.

                      Aggregated Option Exercises in 1999
                     and December 31, 1999 Option Values(1)

                                                      Number of      Value of
                                                     Securities     Unexercised
                                                     Underlying    In-the-Money
                                                     Unexercised    Options at
                                  Shares             Options at     Fiscal Year
                                 Acquired             12/31/99          End
                                    On     Value    Exercisable/   Exercisable/
              Name               Exercise Realized  Unexercisable  Unexercisable
              ----               -------- -------- --------------- -------------
Jean R. Gaulin..................       0  $     0  524,425/472,500  $492,188/$0
Timothy J. Fretthold............   1,406  $   894  144,234/153,818  $  1,658/$0
Christopher Havens..............  10,000  $80,000   98,000/102,500  $ 10,313/$0
William R. Klesse...............   1,406  $   894  152,829/170,000  $    539/$0
H. Pete Smith ..................   3,000  $ 9,375  156,000/152,500  $378,188/$0

--------
(1) Year-end value for stock options was calculated based on the market value of the underlying shares at December 31, 1999.

The Company's Benefit Plans

  Qualified Benefit Plan. The Company maintains a tax-qualified defined benefit pension plan (the "Qualified Plan") for participating Company employees working in the United States. Benefits are based upon formulae that take into account
(i) the participant's years of service with the Company (and its prior controlled group for some participants), (ii) the average of a participant's compensation (consisting of salary and bonus) during such participant's three highest-paid consecutive years of service out of the participant's most recent five years of service with the Company (or the prior controlled group, if higher), and (iii) for certain participants, the benefit formula in effect under pension plans maintained by businesses acquired by the Company. In general, a participant accrues a benefit of 1.6% of plan compensation for each year of service. Retirement benefits payable under the Qualified Plan are offset by pensions paid by other employers if the participant's years of service with that employer are taken into account in determining such participant's benefits under the Qualified Plan.

  UDS Supplemental Non-Qualified Retirement Plans. The Company maintains a supplemental nonqualified defined benefit pension plan (the "Nonqualified Plan") to provide supplemental retirement benefits to certain executives designated by the Compensation Committee, including Messrs. Gaulin, Havens, and Smith out of the named executives. The Nonqualified Plan provides participants with benefits not payable from the Qualified Plan because of limits imposed by the Code. A participant who retires at or after age 62 receives a benefit of no less than 60% of average annual compensation for the three highest-paid consecutive years of service out of the most recent five, less the amount of any other retirement benefits payable from any other source.

  The following table illustrates the yearly pension commencing at age 62 (which is not offset for social security), assuming a two-thirds joint annuity with ten years certain, that may become payable to an employee in the higher salary classifications out of the Qualified Plan and the Nonqualified Plan.

                               Pension Plan Table

                                                Years of Service
                                ------------------------------------------------
     Earnings Credited (1)         15       20       25        30         35
     ---------------------      -------- -------- -------- ---------- ----------
$  300,000..................... $ 81,000 $108,000 $135,000 $  162,000 $  189,000
   400,000.....................  108,000  144,000  180,000    216,000    252,000
   500,000.....................  135,000  180,000  225,000    270,000    315,000
   600,000.....................  162,000  216,000  270,000    324,000    378,500
   700,000.....................  189,000  252,000  315,000    378,000    441,000
   800,000.....................  216,000  288,000  360,000    432,000    504,000
   900,000.....................  243,000  324,000  405,000    486,000    567,000
 1,000,000.....................  270,000  360,000  450,000    540,000    630,000
 1,100,000.....................  297,000  396,000  495,000    594,000    693,000
 1,200,000.....................  324,000  432,000  540,000    648,000    756,000
 1,300,000.....................  351,000  468,000  585,000    702,000    819,000
 1,400,000.....................  378,000  504,000  630,000    756,000    882,000
 1,500,000.....................  405,000  540,000  675,000    810,000    945,000
 1,600,000.....................  432,000  576,000  720,000    864,000  1,008,000
 1,700,000.....................  459,000  612,000  765,000    918,000  1,071,000
 1,800,000.....................  486,000  648,000  810,000    972,000  1,134,000
 1,900,000.....................  513,000  684,000  855,000  1,026,000  1,197,000
 2,000,000.....................  540,000  720,000  900,000  1,080,000  1,260,000

--------
(1) As of December 31, 1999, the average highest compensation received for any three consecutive years of service of the most recent five, and credited years of service for the executives named in the Summary Compensation Table entitled to receive benefits under both the Qualified Plan and the Nonqualified Plan, were Mr. Gaulin $1,234,600, 26 years; Mr. Havens $397,400, 11 years; and Mr. Smith, $548,033, 19 years.

  Diamond Retirement Plans. Former Diamond executives, including Messrs. Fretthold and Klesse, continue to accrue benefits under certain executive retirement programs of Diamond which were in place prior to the U-DS Merger. The plans under which such executives continue to accrue benefits are the Diamond Supplemental Executive Retirement Plan and the Company's Restoration Plan.

  The Supplemental Executive Retirement Plan provides additional benefits to eligible former Diamond executives and Diamond employees. The Supplemental Executive Retirement Plan benefit is calculated on the basis of 60% of the average of the highest compensation the executive officer received over any three years during the last ten years of employment with the Company and Diamond. A reduction is made to eliminate benefits payable under the Qualified Plan and under any defined benefit plan of previous employers. Benefits under the Supplemental Executive Retirement Plan are secured under a trust arrangement subject to claims of general creditors of the Company.

  The table below estimates the combined annual benefits payable by operation of such plans to a participant upon retirement based on the specified compensation and years of service combinations indicated without reduction for benefits payable by previous employers.

                              Pension Plan Table
                          (Diamond Retirement Plans)

                                             Years of Service
                          ------------------------------------------------------
  Earnings Credited (1)       15         20         25         30         35
  ---------------------   ---------- ---------- ---------- ---------- ----------
$  250,000............... $  150,000 $  150,000 $  150,000 $  150,000 $  150,000
   300,000...............    180,000    180,000    180,000    180,000    180,000
   400,000...............    240,000    240,000    240,000    240,000    240,000
   500,000...............    300,000    300,000    300,000    300,000    300,000
   600,000...............    360,000    360,000    360,000    360,000    360,000
   700,000...............    420,000    420,000    420,000    420,000    420,000
   800,000...............    480,000    480,000    480,000    480,000    480,000
   900,000...............    540,000    540,000    540,000    540,000    540,000
 1,000,000...............    600,000    600,000    600,000    600,000    600,000
 1,100,000...............    660,000    660,000    660,000    660,000    660,000
 1,200,000...............    720,000    720,000    720,000    720,000    720,000
 1,300,000...............    780,000    780,000    780,000    780,000    780,000
 1,400,000...............    840,000    840,000    840,000    840,000    840,000
 1,500,000...............    900,000    900,000    900,000    900,000    900,000
 1,600,000...............    960,000    960,000    960,000    960,000    960,000
 1,700,000...............  1,020,000  1,020,000  1,020,000  1,020,000  1,020,000
 1,800,000...............  1,080,000  1,080,000  1,080,000  1,080,000  1,080,000
 1,900,000...............  1,140,000  1,140,000  1,140,000  1,140,000  1,140,000
 2,000,000...............  1,200,000  1,200,000  1,200,000  1,200,000  1,200,000

--------
(1) Earnings credited include salary and bonus paid within a calendar year. At December 31, 1999, the average of the highest compensation received by the executive officers named in the Summary Compensation Table currently entitled to benefits under the Diamond Retirement Plans over any three years during the last ten years of employment with the Company and Diamond and their credited years of service were Mr. Fretthold, $548,033, 23 years; and Mr. Klesse, $560,033, 31 years.
(2) Amounts shown in the table represent the maximum defined benefit values payable under the executive retirement program. Benefits are calculated without offset for social security benefits or reduction for benefits payable by previous employers. Whether these amounts actually become payable in whole or in part depends on the contingencies and conditions governing such plans, including the individual's age, date of hire, term of service as an executive officer, career earnings, amount of certain other pension plan payments, and related supplemental retirement payments received from former employers.

  The Company's Restoration Plan provides non-qualified benefits to executives and employees in place of reductions of qualified ESOP benefits resulting from various statutory limitations imposed by the Code and the deferral of compensation through the Diamond Deferred Compensation Plan and the Company's nonqualified 401(k) plan. Until November 1997 most former Diamond employees were entitled to receive distributions under two ESOPs created by Diamond prior to the U-DS Merger. To the extent a portion of such employees' compensation was ineligible for consideration in the annual calculation of distributions under the ESOPs, an allocation equivalent to that attributable to the ineligible compensation was made under the Company's Restoration Plan. Both ESOPs were terminated in November 1997. Benefits are secured under a trust arrangement which is subject to claims of general creditors of the Company.

Employment Agreements and Change-in-Control Arrangements

  The Company has entered into employment agreements with each of the named executive officers for a term of three years, except for Mr. Gaulin, with whom the Company has entered into an employment agreement providing for a five-year term, as described below (collectively the "Executive Employment Agreements"). Under the Executive Employment Agreements, termination of an executive without "cause," or voluntary termination for "good reason," will result in a lump sum payment equal to three times his highest annual base salary and annual incentive compensation during the three years prior to termination.

  The Executive Employment Agreements define "cause" as a finding that the executive (i) committed an illegal act intended to and which did defraud the Company, (ii) engaged in gross negligence or gross misconduct in carrying out his duties, or (iii) breached certain noncompete, no solicitation, or confidentiality covenants. The Executive Employment Agreements define "good reason" as (a) a breach by the Company of a material provision of the Executive Employment Agreement, (b) certain material reductions of the executive's aggregate benefits, and (c) following a change in control, termination of employment for any reason during the 13 months following the change.

  Under the terms of Mr. Smith's Executive Employment Agreement and the related Relocation Agreement, Mr. Smith was permitted to voluntarily terminate his employment effective June 1, 2000 by giving written notice to the Company on or before March 1, 2000, and he has given such notice. Such termination will be treated as a termination for "good reason" under Mr. Smith's Executive Employment Agreement, except that, instead of a lump sum equal to three times his highest annual base salary and annual incentive compensation during the three years prior to termination, Mr. Smith will be entitled to receive a lump sum payment equal to three times his highest annual base salary and annual incentive compensation for 1995, 1996 and 1997, less $150,000.

  Under the Executive Employment Agreement of Mr. Gaulin (the "CEO Agreement"), Mr. Gaulin became Chief Executive Officer of the Company on January 1, 1999. The CEO Agreement will be automatically renewed, subject to any prior termination, for successive one-year periods on December 3, 2001 and each anniversary thereafter unless either party gives at least three months' prior notice of non-renewal. The other terms of the CEO Agreement, including severance benefits, are substantially the same as those in the other Executive Employment Agreements (other than that of Mr. Smith), except that the CEO Agreement (i) provides for enhanced retirement benefits under the Company's nonqualified and qualified retirement plans upon an involuntary termination of employment without cause (including a voluntary termination with good reason), and (ii) "good reason," in the absence of a change in control, includes non-renewal of the CEO Agreement by the Company, a significant reduction in Mr. Gaulin's duties, and any addition of inconsistent duties.

Directors' Fees and Related Information

  Directors who are not employees of the Company receive an annual retainer of $44,000 plus $2,000 per day for attendance at each meeting of the Company's Board. Non-employee directors who serve on committees of the Board also receive $1,000 per day for committee meetings attended with the chairpersons receiving $1,500 per day for chairing meetings of those committees. Directors who are employees of the Company are not compensated for their Board and committee service.

  Under the Company's Non-Employee Director Equity Plan, all non-employee directors receive at least $25,000 of their annual retainer, with an election to receive up to 100% of such retainer, in restricted Company Common Stock. The shares vest in 20% increments each year over five years and carry full voting and dividend rights from the time of grant.

  In addition to the grant of Company Common Stock, all non-employee directors receive an annual grant of options to purchase 2,000 shares of Common Stock. Except in certain situations, 100% of the stock options become exercisable one year from the date they are granted and expire ten years from the date granted. The exercise price of the stock options is equal to the closing price of the Company's Common Stock as reported on the New York Stock Exchange ("NYSE") on the date of grant.

Compensation Committee Interlocks and Insider Participation

  Byron Allumbaugh (Chairman), H. Frederick Christie (Vice Chairman), W.E. Bradford, W.H. Clark, and Madeleine Saint-Jacques served on the Company's Compensation Committee in 1999. None of those individuals has ever been an officer or employee of the Company or its subsidiaries. No executive officer of the Company has served as a member of the board of directors or the compensation committee of any company whose executive officers include a member of the Board or the Compensation Committee of the Board.

Stock Performance Graph

  The Company has altered the composition of its peer group this year. Its objective in selecting the New Peer Group, as it was in selecting the Former Peer Group, is to select a group that reflects the Company's business, risks, and markets. The criteria applied in making the selection include (i) whether a company operates one or more refineries; (ii) a company's refining and marketing sales as a percentage of its total sales; (iii) a company's gasoline and distillate production as a percentage of its total refinery production; and
(iv) a company's refining and marketing assets as a percentage of total company assets.

  The Company has removed USX-Marathon Group from the New Peer Group because a significantly lower percentage of its total sales are refining and marketing sales and a significantly lower percentage of its total assets are refining and marketing assets as compared to the other companies that were included in the Company's Former Peer Group. The cumulative total return on the common stock of the new peer group ("the "New Peer Group"), which, other than the removal of USX-Marathon Group, is identical to the former peer group (the "Former Peer Group") is shown in the following graph. The New Peer Group includes Crown Central Petroleum Corporation, Giant Industries, Inc., Holly Corporation, Sun Company, Inc., Tesoro Petroleum Corporation, Tosco Corporation, and Valero Energy Corporation. The following graph compares the cumulative total return on the Common Stock of the Company with that of the Standard & Poor's 500 Stock Index, the Former Peer Group, and the New Peer Group, assuming an initial investment of $100 on December 31, 1994 and the reinvestment of all dividends. The returns for each company in the Former Peer Group and the New Peer Group have been weighted according to that company's stock market capitalization.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  AMONG ULTRAMAR DIAMOND SHAMROCK CORPORATION,
         THE S & P 500 INDEX, A NEW PEER GROUP, AND A FORMER PEER GROUP

                                    [GRAPH]

                                     Cumulative Total Return
                      ----------------------------------------------------
ULTRAMAR DIAMOND
SHAMROCK CORP          12/94    12/95    12/96    12/97    12/98    12/99
----------------      -------  -------  -------  -------  -------  -------
ULTRAMAR DIAMOND
SHAMROCK CORPORATION   100.00   105.36   134.44   140.45   110.82   108.70
NEW PEER GROUP         100.00   113.04   152.33   219.54   161.23   144.13
FORMER PEER GROUP      100.00   118.00   153.98   222.50   181.79   158.01
S&P 500                100.00   137.58   169.17   225.61   290.09   351.13

Compensation Committee Report on Executive Compensation

  The Company's executive compensation and benefit program is administered by the Board's Compensation Committee. The Compensation Committee is composed of five independent "non-employee directors" as that term is defined in Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and related rules, who are also "outside directors" as that term is defined in
Section 162(m) ("Section 162(m)") of the Code.

Compensation Policy and Objectives

  The executive compensation program is designed to (i) provide competitive compensation to attract, motivate, and retain executives with superior skills and abilities, (ii) align the immediate financial goals of executives with those of stockholders by linking a significant portion of all executives' annual compensation directly to stockholders' return and corporate performance for the year, and (iii) align the long-term economic interests of executives with those of the Company's stockholders by encouraging executives to become long-term stockholders by providing a significant portion of their compensation in stock options.

  These goals are achieved through the structuring and integrated administration of the Company's base salary, annual incentives, and long-term incentives based on pre-established guidelines and targets.

Elements of Compensation
  Base Salary. The Compensation Committee annually reviews competitive base salary data of an industry group composed of companies comparable in size to the Company prepared by nationally recognized independent compensation consultants. In determining the Chief Executive Officer's base salary for 1999, the Compensation Committee targeted the median base salary for chief executive officers among the companies used in the competitive base salary data. The base salary of the Chief Executive Officer was not adjusted in 1999. In determining the 1999 base salaries for the remainder of the executive officers, the Compensation Committee reviewed data reflecting the compensation of executives who hold positions of similar overall scope and level of responsibility, targeting the median of the competitive market base salaries reflected in the data. The base salaries of three of the named executive officers were increased in 1999, in recognition of the expanded responsibilities assumed by each as a result of the elimination of various positions and layers in the organization, and the realignment of support services with operating functions.

  In 1999 the Chief Executive Officer and three of the named executive officers elected to forego receipt of all or a portion of their base pay during 1999 in exchange for a potentially larger award under the 1999 Annual Incentive Plan, provided the Company's performance warranted such an award. The base pay waived by such executives in 1999 was given effect for purposes of pension, insurance, and certain non-qualified retirement benefit calculations.

  Annual Incentive Plan. The 1999 Annual Incentive Plan ("AIP") was used by the Company for 1999 annual incentive compensation in the form of an AIP bonus. For the Chief Executive Officer, incentive compensation under the 1999 AIP was based 60% on the Company's Total Shareholder Return ("TSR") versus the TSR of the Former Peer Group, and 30% on the Company's return on capital employed ("ROCE"), and 10% on the Company's efforts at safety and environmental excellence. The ROCE component of the award was recalculated at 1997 industry refining margins to ensure that the Company is measuring how efficiently the business is managed independent of industry variability and in order to recognize improvements in the Company's productivity. For other senior executives, incentive compensation was based 40% on the Company's TSR versus that of the Former Peer Group, 30% on the ROCE component for the Company, 20% on individual performance based on pre-agreed objectives, and 10% on the Company's efforts at safety and environmental excellence.

  In 1999 the form in which annual incentive awards were paid was subject to the Company's minimum share ownership guidelines. Under the guidelines, the Chief Executive Officer is expected to own Company Common Stock equal in value to three times his annual base salary, other executive committee members are expected to own Company Common Stock with value equal to two times their annual base salary, and other annual incentive plan participants are expected to own Company Common Stock with value equal to their annual base salary. Annual incentive plan participants are permitted to count Company Common Stock which they own outright, Company Common Stock they own indirectly (e.g. through trusts or similar arrangements, including 401(k) plans), and Company Common Stock they own subject to restriction. Senior managers below the level of vice president are also permitted to include the value of vested options to purchase Company Common Stock. As measured by ownership on December 31, 1999, the Chief Executive Officer and three of the named executive officers met the respective guidelines for ownership of Company shares. Participants not meeting the guidelines elected either to (1) use as much as 25% of their gross award to purchase the Company's Common Stock to address their shortfall in ownership, or
(2) be paid their 1999 AIP awards 75% in cash and 25% in restricted stock.

  Long-Term Incentive Plan. The Company's Long-Term Incentive Plan (the "1996 LTIP") was adopted by the Company's Board and approved by the Company's stockholders at the time of the U-DS Merger. Award levels under the 1996 LTIP are developed to be competitive with market median long-term incentive values (on an annualized basis) and to provide opportunity to meet stock ownership requirements.

  In 1999 there were no awards to the executive officers under the 1996 LTIP.

  Compensation of Mr. Gaulin as Chief Executive Officer. Mr. Gaulin's compensation package was designed to encourage short and long-term performance in line with the interests of the Company's stockholders. The majority of his compensation was at risk, in the form of Company-earnings-based conditions to payment of his annual bonus. Mr. Gaulin's annual base salary for 1999 was $800,000 ($75,000 of which was not paid in 1999 at Mr. Gaulin's election, as discussed above), which was at the median level for chief executives of companies included in the industry group base salary data reviewed by the Compensation Committee, and was consistent with base salaries paid to the Chief Executive Officers of other corporations comparable in size and complexity to the Company. He received an AIP Bonus of $ 900,000, based on the Company's TSR, ROCE, and safety and environmental excellence for 1999, and in recognition of the Company's performance in 1999. No awards were made to Mr. Gaulin under the 1996 LTIP in 1999.

Internal Revenue Service Rules

  The Internal Revenue Service has issued regulations under Section 162(m) which generally disallow a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer or any of the four other most highly compensated executive officers, unless such compensation is paid pursuant to a qualified "performance-based compensation" plan, the material terms of which are disclosed to and approved by stockholders.

  The Company's Board has considered these requirements and the regulations. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated by the Board in light of the Company's overall compensation philosophy and objectives. The Company has established incentive plans which permit stock awards that meet the requirements of Section 162(m) and hence will maximize the Company's federal income tax deductions for compensation expense. However, the Company's Board believes there are circumstances in which the Company's and stockholders' interests are best served by providing compensation which may not always be fully deductible, and that its ability to exercise discretion outweighs the advantages of qualifying all compensation under Section 162(m).

                                Compensation Committee of the Board of Directors
                                             Byron Allumbaugh, Chairman
                                        H. Frederick Christie, Vice Chairman
                                                   W.E. Bradford
                                                     W.H. Clark
                                              Madeleine Saint-Jacques

Indebtedness of Management

  Employee Stock Purchase Loan Program. This program is intended to encourage Common Stock purchases by key employees by providing loans to buy Common Stock on the open market. The interest rate for a loan under the program made prior to the U-DS Merger is adjusted annually during the term of the loan to the Applicable Federal Rate (the "AFR") published by the U.S. Internal Revenue Service as of the date of such adjustment. The weighted average rate of all loans, as adjusted annually, is compared monthly to the initial AFR rate on all loans and the lower rate is used. Loans under the program made since the U-DS Merger bear interest at a rate equal to the AFR for short-term loans, as effective month-to-month during the term of the loan, not to exceed 8%. As of February 29, 2000, rates of interest on loans to executive officers ranged from 5.51% to 6.2% with the AFR being 6.2%. Interest is payable annually and principal is repayable in five annual installments of 20% commencing on the February 15th following the fifth anniversary of the borrowing. The highest amounts outstanding at any time since the beginning of the last fiscal year under the Program and the amount outstanding on March 15, 2000 on loans to executive officers and directors of the Company which at any time since January 1, 1999 exceeded $60,000 were: Mr. Beadle, the Company's Senior Vice President, Strategy, Strategic Issues, and Development: $214,310 and $203,575, respectively; Mr. Eisman, Senior Vice President, Supply Chain Management:
$196,794 and $196,794, respectively; Mr. Fretthold, Executive Vice President, Chief Administrative and Legal Officer: $201,850 and $193,950, respectively; Mr. Klesse, Executive Vice President, Operations: $359,003 and $352,141, respectively; and Mr. Smith, Executive Vice President and Chief Financial Officer, $188,719 and $188,719, respectively.

  Other Indebtedness of Management. In order to assist certain key executives of the Company in relocating to the various areas in which the Company maintains offices, the Company has provided ten-year, secured, non-interest-bearing loans to be used to purchase a primary residence. During 1992, in connection with his relocation, the Company made such a loan to Mr. Smith. The highest amount outstanding on Mr. Smith's loan since January 1, 1999 was $165,000, and $123,750 was outstanding on Mr. Smith's loan on March 15, 2000. In 1997, in connection with his relocation, the Company made a similar loan to Christopher Havens, the Company's Executive Vice President-Marketing and Retail Operations. The highest amount outstanding on Mr. Havens' loan since January 1, 1999 was $318,000, and $278,300 was outstanding on Mr. Havens' loan on March 15, 2000. In 1998 the Company made a loan to Alain Ferland, the Company's former Senior Vice President, Refining, Product Supply, and Logistics-- Northeast of $395,279 in connection with his relocation to Canada from the Company's headquarters. The highest amount outstanding on Mr. Ferland's loan since January 1, 1999 was $416,822, and $402,059 was outstanding on March 15, 2000.

Certain Transactions Between the Company and its Chairman Emeritus

  Under a Separation and Non-Competition Agreement dated December 10, 1999 between the Company and Roger R. Hemminghaus, the Company's former Chairman of the Board and Chief Executive Officer, the Company and Mr. Hemminghaus mutually agreed to terminate the Employment and Consulting Agreement dated September 22, 1996, also between the Company and Mr. Hemminghaus. Under such Separation and Non-Competition Agreement, Mr. Hemminghaus resigned from the Company's Board of Directors effective January 1, 2000, and immediately thereafter began serving in the non-Director position of Chairman Emeritus. In exchange for his agreement to refrain from competition with the Company until after December 31, 2001, the Company agreed to accelerate certain payments to Mr. Hemminghaus under said Employment and Consulting Agreement, and to treat certain of his outstanding stock options as if he had remained an employee of the Company through December 31, 2001 and retired upon such date (except that no option may be exercised after the expiration of its maximum term as set out in its Stock Option Agreement). Such payments totaled $982,500. In addition, the Company agreed to provide Mr. Hemminghaus with various other perquisites befitting his position as Chairman Emeritus and former Chairman of the Board, including reimbursement of office expense, provision of secretarial assistance, and maintenance of certain club memberships.

                    OWNERSHIP OF THE COMPANY'S COMMON STOCK
                  BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Directors and Executive Officers

  The table below sets forth the Common Stock ownership of the Company's directors and executive officers as of the Record Date. As of that date, no director or executive officer beneficially owned 1% or more of the Company's Common Stock and all directors and executive officers as a group beneficially owned approximately 2% of the Company's Common Stock. Unless otherwise indicated in the footnotes to such table, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown:

                                                         Shares
                                                         Subject
                                                           to     Total Shares
                                             Shares      Options  Beneficially
                   Name                     Owned (1)      (2)     Owned (3)
                   ----                     ---------   --------- ------------
Byron Allumbaugh...........................   10,493(4)     3,000     13,493
E. Glenn Biggs.............................   13,111        6,060     19,171
W. E. Bradford.............................    8,374        6,060     14,434
H. Frederick Christie......................    9,295(5)     3,000     12,295
W. H. Clark................................    5,382        6,060     11,442
Timothy J. Fretthold.......................   48,484      145,552    194,036
Jean R. Gaulin.............................  122,577      524,425    647,002
Christopher Havens.........................   26,327       98,000    124,327
Russel H. Herman...........................   16,695        3,000     19,695
William R. Klesse..........................   59,534      152,829    212,363
Bob Marbut.................................   16,619        6,060     22,679
Katherine D. Ortega........................    6,254        6,060     12,314
Madeleine Saint-Jacques....................    8,273        3,000     11,273
C. Barry Schaefer..........................    6,858(6)     3,000      9,858
H. Pete Smith..............................   36,076      156,000    192,076
All directors and executive officers as a
 group (17 persons)........................  442,719    1,333,045  1,775,764

--------
(1) Includes shares of restricted Company Common Stock issued under the Company's long-term incentive plans, the vesting of which is contingent on the passage of time or continued service, as follows: Byron Allumbaugh, 2,705 shares; E. Glenn Biggs, 2,705 shares; W. E. Bradford, 2,705 shares;
    H. Frederick Christie, 1,764 shares; W. H. Clark, 1,764 shares; Timothy J. Fretthold, 9,500 shares; Jean R. Gaulin, 34,300 shares; Christopher Havens, 14,549 shares; Russel H. Herman, 1,764 shares; William R. Klesse, 12,300 shares; Bob Marbut, 1,883 shares; Katherine D. Ortega, 1,764 shares; Madeleine Saint-Jacques, 1,529 shares; C. Barry Schaefer, 1,823 shares; H. Pete Smith, 9,500 shares; and all directors and executive officers as a group (17 persons) 109,755 shares.
(2) Includes Company Common Stock which may be acquired within 60 days through the exercise of stock options granted under the Company's long-term incentive plans.
(3) Consisting of the total shares of Common Stock owned outright or indirectly and shares of Common Stock which may be acquired within 60 days through the exercise of stock options.
(4) Includes 2,546 shares of Company Common Stock registered in the name of Byron E. and Sharon K. Allumbaugh Revocable Trust as to which Mr. Allumbaugh shares voting and investment power.
(5) Includes 5,531 shares of Company Common Stock registered in the name of the Christie Family Trust as to which Mr. Christie shares voting and investment power.
(6) Includes 500 shares of Company Common Stock registered in the name of the Evelyn G. Schaefer Trust as to which Mr. Schaefer shares voting and investment power.

Certain Beneficial Owners

  The following table contains certain information regarding persons or entities whom the Company has been advised are beneficial owners of 5% or more of the Company's Common Stock as of the dates indicated in the footnotes to the table.

                                                      Amount and
               Name and Address                  Nature of Beneficial Percent of
              of Beneficial Owner                     Ownership         Class
              -------------------                -------------------- ----------
Capital Research and Management Company........       11,076,100(1)      12.8%
 333 South Hope Street
 Los Angeles, CA 90071
Total Finance/TOTAL............................        7,049,853(2)      8.04%
 Tour Total
 24 cours Michelet
 92069 Paris, La Defense, France
Vanguard/Windsor Funds, Inc. --  Windsor Fund..        4,547,400(3)      5.25%
 100 Vanguard Bld.
 P. O. Box 2600
 Valley Forge, PA 19482

--------
(1) According to a Schedule 13G filed on February 11, 2000 with the SEC by Capital Research and Management Company, it holds sole dispositive power with respect to these shares and disclaims beneficial ownership of these shares.
(2) According to a Schedule 13D filed jointly on September 30, 1997 with the SEC by TOTAL and Total Finance, a wholly-owned subsidiary of TOTAL, TOTAL holds sole voting and dispositive power with respect to 49,050 shares of Company Common Stock, and shares voting and dispositive power with Total Finance with respect to 7,000,803 Company Common Stock.
(3) According to a Schedule 13G/A filed on February 8, 2000 with the SEC by Vanguard/Windsor Funds, Inc., it holds sole voting and shares dispositive power with respect to these shares.

                 AMENDMENT OF NON-EMPLOYEE DIRECTOR EQUITY PLAN
                             (Item 2 on the Proxy)

  At the Annual Meeting of Shareholders held May 6, 1997, the shareholders approved the Company's Non-Employee Director Equity Plan (the "Director Equity Plan"). The Company believes it to be in the best interests of the stockholders to attract and retain highly qualified directors who take an active and ongoing interest in the Company and its affairs, and that the Director Equity Plan has helped achieve that objective by creating a means by which non-employee directors can accumulate a significant equity stake in the Company, thereby more fully aligning their interests with that of the Company's other stockholders. To further the objectives and effectiveness of the Director Equity Plan, the Board voted to amend the plan in certain respects effective January 1, 2000, subject to shareholder approval, and the amendments are hereby submitted for such approval. The amendments authorize 250,000 additional shares of the Company's Common Stock for issuance under the plan, raise the minimum portion of each non-employee director's annual retainer required to be paid in restricted Common Stock to $25,000, raise the number of stock options to be granted to each non-employee director at the time of each Annual Meeting of Shareholders to 2,000, make stock options issued under the plan transferable under certain circumstances, and impose a requirement that shareholder approval be obtained before any stock options issued under the plan are repriced subject to certain exceptions. The following is a summary of the amended Director Equity Plan, and is qualified by reference to the full text of the amended Director Equity Plan which is set forth as Appendix A to this Proxy Statement. As of March 13, 2000, the closing price on the NYSE of a share of the Company's Common Stock (the security underlying awards granted under the Director Equity
Plan) was $24.25.

Vote Required

  Under Delaware law, the approval of the amendments to the Director Equity Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented by proxy and entitled to vote at the Company's 2000 Annual Meeting. The Board recommends that the stockholders vote FOR the approval of the amendments to the Director Equity Plan.

Purpose

  The purpose of the amended Director Equity Plan is to promote the long-term success of the Company by providing the non-employee directors of the Company, its subsidiaries, and affiliates with incentives to continue their association with the Company and to view the Company from a stockholder's perspective.

Eligibility

  Persons eligible to participate in the Director Equity Plan are non-employee members of the Board and of the boards of the Company's subsidiaries and affiliates. There are ten such members as of the date of this Proxy Statement.

Shares Reserved

  Subject to adjustment in the event of a stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, issuance of warrants or rights offering to purchase shares of the Company's Common Stock at substantially below fair market value, or other similar event, a total of 350,000 shares of the Company's Common Stock have been reserved for issuance under the Director Equity Plan.

Types of Awards

  The Director Equity Plan provides for the automatic formula grant of awards in the form of stock options. Restricted shares are granted to non-employee directors based on their election, subject to a minimum amount, as set forth below.

Terms and Conditions of Stock Options

  Individuals who are non-employee directors at the time of the Company's 2000 Annual Meeting will receive a stock option with respect to 2,000 shares of the Company's Common Stock at the time of the 2000 Annual Meeting, and on the date of each subsequent Annual Meeting. All non-employee director stock options have an exercise price per share equal to the fair market value of a share of the Company's Common Stock as of the date of grant and will generally vest and become 100% exercisable on the first anniversary of the date of grant. Non-employee director stock options are subject to accelerated vesting in the event of death, disability, a change in control of the Company or, to a limited degree, upon retirement. The term of each stock option is ten years from the date of grant after which the option will expire. In the event a non-employee director ceases to be a member of the Board, any option then held by him or her will expire on the date that is five years from the date of such separation. After the holder of an option ceases to be a member of the Board, stock options held by him or her may be exercised only to the degree that they were vested and exercisable at the time of his or her separation. Non-employee director stock options may be transferred without consideration to a member of the immediate family of the non-employee director, a trust set up solely for the benefit of one or more such immediate family members, or to a partnership in which the only partners are members of the non-employee director's immediate family. Any such transfer may take place only after reasonable notice is given to the Company. Following such a transfer, the stock options transferred to the immediate family member of the non-employee director remain subject to the same terms and conditions as were applicable prior to the transfer.

Terms and Conditions of Restricted Shares

  Effective January 1, 2000, each non-employee director will be granted a number of restricted shares upon his or her election to the Board, based on his or her election submitted in writing, with a value equal to at least $25,000 ("Minimum Grant") of the amount of annual retainer to which such director would be entitled for the five years following election, without regard to committee or meeting fees. Directors elected on a date other than the date of the Company's annual meeting will receive, based on his or her elections, a prorated amount of restricted shares representing the partial year prior to the next annual meeting, along with restricted shares with a value equal to at least $25,000 of the annual retainer to which such director would be entitled for the four years following such annual meeting. Non-employee directors may elect to receive up to 100% ("Elective Grant") of their annual retainer for the period covered by the Minimum Grant in restricted shares. Such election is made at the time the Minimum Grant is received. Restricted Common Stock of the Company awarded under the Director's Equity Plan may not be sold, transferred (by gift or otherwise), pledged, or encumbered prior to the date the restrictions lapse. The owner of restricted shares will otherwise be the owner of such shares for all purposes, entitled to all voting, dividend, and other ownership rights pertaining to such shares. Restrictions lapse on 20% of the total Minimum and Elective Grant at the time of each of the five annual meetings following the grant date, provided that, in the case of non-employee directors elected on a date other than the date of an annual meeting, restrictions will lapse on the prorated amount of shares granted with respect to the first partial year of service at the time of the annual meeting first following the date of grant. New Minimum and Elective Grants will be made to a non-employee director at the time restrictions lapse on the final increment of that director's preceding Minimum and Elective Grant. Any increase in annual retainer which occurs during the term of a grant will be reflected, if appropriate, in a new Elective Grant, covering the additional annual retainer for the remaining terms of the Minimum Grant then in effect.

Effective Date

  If approved by the stockholders, the amendments to the Director Equity Plan will be effective as of January 1, 2000, and remain in effect until May 6, 2007; provided, however, that all awards of either restricted shares or stock options under the amended plan shall be null and void and of no effect if the amendments to the Director's Equity Plan are not approved by the stockholders.

Amendment and Termination

  The Board may wholly or partially amend or otherwise modify the Director Equity Plan, provided that, except as necessary to preserve the economic value of the shares subject to the plan in the event of a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrant or rights offering to sell shares at below market value, or similar event, no such amendment will without stockholder approval increase the number of shares subject to the plan, reprice previously issued stock options (other than in connection with a stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, issuance of warrants or rights offering to purchase shares of the Company's Common Stock at substantially below fair market value, or other similar event), or make any other change which may require stockholder approval under the rules of any exchange on which the Company's Common Stock is traded.

New Plan Benefits

  Insofar as non-employee directors may in their sole discretion elect to receive the Elective Grants, benefits under the Director Equity Plan cannot be fully determined. The following chart shows the minimum grants that would have been received by the non-employee directors of the Company during the fiscal year ended December 31, 1999 had the proposed amendments been in effect throughout the year, valued as of the date of grant.

                             AMENDED PLAN BENEFITS

                       Non-Employee Director Equity Plan

         Name and Position          Dollar Value ($)      Number of Units
         -----------------          ---------------- --------------------------
Non-Executive Director Group.......     $24,026      1,059 restricted shares,
                                                     Company Common Stock
                                        $92,734(1)   20,000 options to purchase
                                                     Company Common Stock

--------
(1) This value is calculated as of the date of grant using the Black-Scholes model option pricing formula. Volatility and dividend yield assumptions are based upon actual experience in the Company's Common Stock price change and dividends paid. These calculations assume an annualized volatility of .2548, an annual dividend yield of 3.80%, and a risk free rate of interest, based on the yield of U.S. Treasury STRIPS obligations with maturities comparable to the term of the stock options, of 5.31%.

Tax Treatment

  U.S. Residents. Under present U.S. federal income tax law, upon the grant of a stock option, generally no taxable income will result to the holder of such stock option, and there will be no tax effect on the Company. Upon exercise of a stock option, the holder generally realizes as ordinary income for federal income tax purposes an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the exercise price. Generally, for awards to non-employee directors the Company is entitled to a deduction in the amount of the holder's income from the award. In a subsequent taxable disposition of shares received upon exercise of a nonqualified option, the original basis of the shares is their fair market value at the time income is realized by the holder, and any capital gain or loss is determined by that basis. As a result of the rules under Section 16(b) of the Exchange Act, and depending upon the particular exemption from the provisions of Section 16(b) utilized, non-employee directors may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of stock options. Generally, non-employee directors will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular grant of stock options.

  Canadian Residents. Under present Canadian federal income tax law, upon the grant of any type of option, generally no taxable income will result to the holder of such option and there will be no tax effect on the Company.

  Upon exercise of an option, an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the exercise price will be included in the employment income of the holder. Provided the exercise price is not less than the fair market value of the shares on the date the option was granted, 25% of the amount so included in employment income may be deducted by the holder in the year the option is exercised. The February 28, 2000 Federal Budget proposes that stock options be subject to tax only when the underlying shares are sold. Consequently, the gain normally realized upon exercise of the option would be delayed until the shares are sold. This measure will be subject to a $100,000 annual vesting limit. It is further proposed that the 25% deduction currently available be increased to one third. These measures if adopted would be effective February 28, 2000.

  Upon the grant of a restricted stock award, Revenue Canada is of the view that the fair market value of the restricted shares, taking into account an appropriate discount to reflect the transfer and forfeiture conditions, must be included in computing the employment income of the holder.

  For the purposes of determining a capital gain or capital loss on a subsequent disposition of shares received upon exercise of an option or upon the grant of a restricted stock award, the cost of the shares is the amount included in employment income (before any applicable deduction of 25% thereof) plus the amount, if any, paid to acquire the shares. If restricted shares are forfeited and provided the shares have been held by a trustee, the holder may deduct the amount that had been included in income from employment upon the acquisition thereof and the holder will be deemed not to realize a capital gain or capital loss thereon.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (Item 3 on the Proxy)

  The Board has selected Arthur Andersen LLP ("Arthur Andersen") to serve as the Company's independent accountants to audit the consolidated financial statements of the Company for 2000. Stockholders are being asked to ratify this appointment. The Company has been informed that neither Arthur Andersen nor any of its partners has any direct financial interest or any material indirect financial interest in the Company or has had any connection during the past three years with the Company or its predecessors in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

  A representative of Arthur Andersen is expected to be present at the Annual Meeting with the opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions.

  The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and voting on this proposal is required to ratify the appointment of Arthur Andersen as independent accountants for 2000.

  The Board recommends that stockholders vote FOR such ratification. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice.

                      WHERE YOU CAN FIND MORE INFORMATION

  The Company files annual, quarterly, and special reports, proxy statements, and other information with the SEC. Company stockholders may read and copy any reports, statements, or other information the Company files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." In addition, the Company's filings can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Company's stockholders may rely on the information contained in this Proxy Statement and in the Annual Report on Form 10-K for the year ended December 31, 1999 delivered along with this proxy statement to vote on the director nominees, amendments to the Non-Employee Director Equity Plan, and the approval of Arthur Andersen LLP as the Company's independent public accountants. The Company has not authorized anyone to provide Company stockholders with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated March 22, 2000. Company stockholders should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to Company stockholders does not create any implication to the contrary.

                                 MISCELLANEOUS

Compliance with Section 16(a) of the Exchange Act

  The rules of the Securities and Exchange Commission require that the Company disclose late filings of reports pertaining to ownership of and transactions in Common Stock of the Company by the Company's directors and executive officers. In 1999 it was discovered that Mr. Klesse, the Company's Executive Vice President, Operations inadvertently reported ownership of an incorrect number of shares of the Company's Common Stock in his Report on Form 3, filed at the time of the U-DS Merger in 1996. Mr. Klesse reported ownership of 32,909 shares of Common Stock of the company, which overstated his total holdings by 5,311 shares. It was also discovered that Mr. Havens, the Company's Executive Vice President, Marketing and Retail Operations, inadvertently failed to report on Form 5 the acquisition of 2,599 shares of the Company's Common Stock in 1998 through the Company's nonqualified 401(k) plan.

Submission of Proposals by Stockholders; Discretionary Authority

  In order to be eligible for inclusion in the Company's proxy statement for the 2001 Annual Meeting of Stockholders any proposal of a stockholder must be received by the Company at its principal executive offices in San Antonio, Texas by November 21, 2000. Proxies appointed by the Shareholders may exercise discretionary voting authority at the 2000 Annual Meeting with respect to matters brought before the 2000 Annual Meeting, other than those described above, as to which the Company has not received notice in writing at its principal executive offices not less than sixty nor more than ninety days prior to the anniversary of the date on which the Company first mailed its proxy materials for the immediately preceding annual meeting.

Proxy Solicitation

  In addition to soliciting proxies by mail, directors, executive officers, and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by email, by telecopy, or in person. Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials. The Company has retained Morrow & Company, Inc. to aid in the solicitation of proxies. The fee to be paid by the Company to such firm is estimated to be $10,000 plus reimbursement for out-of-pocket costs and expenses.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Curtis V. Anastasio
                                          Vice President, General Counsel, and
                                           Secretary

San Antonio, Texas
March 22, 2000

                                  APPENDIX "A"

                     ULTRAMAR DIAMOND SHAMROCK CORPORATION
                       NON-EMPLOYEE DIRECTOR EQUITY PLAN
                      As amended effective January 1, 2000

1. Purpose; Definitions. The purposes of the Plan is to promote the long-term success of the Company by providing the non-employee directors of the Company, its subsidiaries and its affiliates with incentives to continue their association with the Company and view the Company from a stockholder's perspective. To accomplish such purpose, the Plan provides that the Company shall grant Options and Restricted Shares.

  Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

  "Annual Meeting" shall mean an annual meeting of the stockholders of the Company.

  "Board" shall mean the Board of Directors of the Company.

  "Change in Control" shall have the meaning set forth in Section 6.

  "Committee" shall mean the Compensation Committee of the Board appointed as provided in Section 2.1.

  "Company" shall mean Ultramar Diamond Shamrock Corporation, a Delaware corporation, and any successor corporation.

  "Effective Date" shall have the meaning set forth in Section 8.1.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" of a Share as of a given date shall mean (a) the closing sale price per Share as reported on the principal exchange on which Shares are then trading, if any, on such date, or if there are no sales on such date, on the next preceding trading day during which a sale occurred, or (b) if clause
(a) does not apply, the fair market value of the Share as determined by the Committee from time to time in good faith.

  "Merger" shall have the meaning set forth in Section 8.1.

  "Option" shall mean an option to purchase Shares granted pursuant to Section
5.

  "Participant" shall mean a non-employee director of the Company to whom an award is granted under the Plan.

  "Plan" shall mean this Ultramar Diamond Shamrock Corporation Non-Employee Director Equity Plan, as amended effective January 1, 2000 and from time to time thereafter.

  "Restricted Shares" shall mean Shares that are awarded to a Participant that are subject to the restrictions described in Section 4.

  "Restricted Share Amount" shall mean the dollar amount of the annual retainer to be paid in Restricted Shares to a Participant.

  "Rule 16b-3" shall mean Rule 16b-3 adopted by the Securities and Exchange Commission under the Exchange Act.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

  "Share" shall mean a share of the Company's Common Stock, $.01 par value.

2. Administration

  2.1 Compensation Committee. The Plan shall be administered by the Committee, which shall consist of two or more individuals appointed by the Board and holding office at the pleasure of the Board. All Committee members shall be members of the Board, and must be "Non-Employee Directors," as such term is defined in Rule 16b-3, if and as such Rule is in effect. Appointment of Committee members shall be effective on acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

  2.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its terms and provisions. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be binding upon all affected persons. The Committee may delegate ministerial decisions, including, without limitation, the calculation of amounts to be included in particular awards, to any officer of the Company.

  2.3 Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee.

  2.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the awards hereunder, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

3. Shares Subject to the Plan.

  3.1 Total Shares Reserved. Subject to adjustment pursuant to Section 3.3, the total number of Shares that are issued or transferred under the Plan, as amended, shall not in the aggregate exceed 350,000 Shares. Such Shares may be treasury Shares or Shares of original issue or a combination of the foregoing.

  3.2 Reissuance of Certain Shares. If the term of an Option expires with all or a portion of such Option unexercised, any Shares that were covered by the unexercised portion of such Option shall again be available for issuance or transfer hereunder. Upon full or partial payment of the exercise price of any Option by transfer to the Company of Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Shares actually issued or transferred by the Company determined by subtracting the number of Shares so transferred or relinquished. If Restricted Shares are forfeited, the corresponding Shares shall again be available for issuance or transfer hereunder.

  3.3 Changes in Company's Shares. In the event of any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares at a price substantially below fair market value, or other similar corporate event that affects the Restricted Shares or the Options such that an adjustment is required in order to preserve the benefits of potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be granted or optioned and sold in the aggregate or to any non-employee director,
(ii) the number and kind of shares subject to outstanding Options and Restricted Shares, and (iii) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a non-employee director; provided, however, that the number of Shares subject to any Option or Restricted Shares will always be a whole number.

4. Restricted Shares.

  4.1 Award of Restricted Shares.

    (i) Grant of Restricted Shares. Subject to Section 4.1(iii), effective January 1, 2000, each non-employee director elected to the Board shall be granted Restricted Shares on the date of his or her election to the Board. Such Restricted Shares shall be in lieu of at least $25,000.00 of the non-employee director's annual retainer, without regard to amounts paid as committee or meeting fees, to which he or she would otherwise be entitled during the five years following the date of grant; provided however, that if a non-employee director is elected to the Board on a date other than the date of an Annual Meeting, such non-employee director's grant of Restricted Shares will respect to the amount of his or her first year's annual retainer shall be prorated to reflect his or her partial year of Board membership. The non-employee director shall indicate the applicable Restricted Share Amount by an election in writing made prior to the commencement of the relevant period of service or prior to the initial grant made pursuant to Section 4.1(iii), as the case may be.

    (ii) Additional Grants. Each non-employee director shall be granted additional Restricted Shares on the date of the fifth Annual Meeting that follows the initial date of grant of Restricted Shares made pursuant to this Section, and on each succeeding fifth Annual Meeting thereafter.

    (iii) Initial Grant of Restricted Shares Under the Plan. The initial grant of Restricted Shares under this Plan shall be made on the Effective Date to each individual serving as a non-employee director of the Company as of the close of the Effective Date. Such grant shall be determined as if the non-employee director had first been elected to the Board on such date, without regard to whether or not the director was so elected.

    (iv) Written Agreement. Each grant of Restricted Shares shall be evidenced by a written agreement in such form as approved by the Committee, and shall be subject to the additional terms and conditions set forth in this Section 4.

  4.2 Increase in Annual Retainer. Any increase in annual retainer fees paid to a non-employee director by the Company shall be reflected in an additional grant for the balance of the vesting period remaining on such non-employee director's outstanding grant made pursuant to this Section. The number of Restricted Shares to be included in such grant and the vesting of such Restricted Shares shall be determined in a manner consistent with the provisions of Sections 4.1 and 4.4.

  4.3 Calculation of Award of Restricted Shares. The total number of Restricted Shares included in each grant shall be equal to: (i) the Restricted Share Amount of the non-employee director's annual retainer for the five-year period (or pro-rated period pursuant to Section 4.1), (ii) with the amount in clause
(i) divided by the Fair Market Value per Share on the date of grant of the Restricted Shares, and (iii) with the result in clause (ii) rounded up to the next whole number of Restricted Shares.

  4.4 Lapse of Restrictions. Restricted Shares shall be forfeited or become nonforfeitable on the following basis.

    (i) One-fifth (20%) of the Restricted Shares subject to each grant shall become transferable and nonforfeitable as of the first Annual Meeting following the date of such grant. An additional one-fifth (20%) shall become transferable and nonforfeitable as of the next four Annual Meetings following the date of grant. If Restricted Shares are granted pursuant to
  Section 4.2, those Restricted Shares shall vest, become transferable and non-forfeitable over the balance of the vesting period remaining on such non-employee director's outstanding grant. If a non-employee director is elected to the Board on a date other than the date of an Annual Meeting, the number of Restricted Shares that become transferable and nonforfeitable on the date of the Annual Meeting following the date of such election shall be equal to the prorated number of Restricted Shares granted with respect to the partial year of service as a member of the Board for the period ending on the date of the Annual Meeting that immediately follows the date of election; the remaining Restricted Shares in the grant shall become transferable and nonforfeitable ratably over the remainder of the vesting period of the grant as of each succeeding Annual Meeting. A grant made pursuant to Section 4.1(iii) shall be treated for purposes of this Section 4.4 as if the non-employee director had first been elected to the Board on the date of such grant, without regard to whether or not the director was so elected.

    (ii) Upon termination of service as a non-employee director, (a) if termination occurs other than as of an Annual Meeting, the number of Restricted Shares that would have become vested and nonforfeitable at the Annual Meeting that immediately follows such termination shall be reduced ratably to reflect the number of months during which the non-employee director was serving as a Board member during the period commencing on the date of the immediately preceding Annual Meeting, and (b) any balance of the Restricted Shares shall be forfeited.

  4.5 Terms and Conditions of Awards of Restricted Shares.

    (i) Rights as Stockholder. Each award of Restricted Shares shall constitute a transfer of the ownership of Shares to the non-employee director in consideration of the performance of services, entitling such non-employee director to voting, dividend and other ownership rights, but subject to the forfeiture and transfer restrictions provided in this Section and in Section 8.1. No additional consideration shall be due in connection with any such award.

    (ii) Transfer Restrictions. Restricted Shares that have not yet become non-forfeitable may not be sold, transferred (including, without limitation, transfer by gift or donation), pledged or encumbered prior to the date, if any, on which they become nonforfeitable and shall bear appropriate legends.

    (iii) Additional Securities. Any new or additional Shares or other securities to which a non-employee director, by virtue of awards of Restricted Shares hereunder, becomes entitled due to a stock dividend, stock split, recapitalization, merger or other event shall be subject to all terms and conditions of the Plan, including this Section.

5. Options.

  5.1 Grant of Options.

    (i) Number of Shares Subject to Grant. Each Option shall be with respect to 2,000 Shares effective January 1, 2000.

    (ii) Grant Dates. An Option shall be granted on the date of each Annual Meeting after 1999 to each individual serving as a non-employee director of the Company as of the close of such Annual Meeting.

    (iii) Initial grant of Options Under the Plan. The initial grant of Options under this Plan shall be made (a) on the Effective Date to each individual serving as a non-employee director of the Company as of the close of the Effective Date, and (b) with respect to a non-employee director not described in clause (a) who is initially elected to the Board prior to the 2000 Annual Meeting of the Company, on the date of the 2000 Annual Meeting of the Company.

    (iv) Written Agreement. Each grant of Options shall be evidenced by a written agreement in such form as approved by the Committee and shall be subject to the additional terms and conditions set forth in this Section.

  5.2 Terms and Exercise Options.

    (i) Exercisability of Options. Except as provided in Section 5.2(iii) below, 100% of the Option shall become exercisable (a) at the Annual Meeting following the date of grant, or (b) in the case of an Option granted pursuant to Section 5.1(iii)(a), on the first anniversary of the date of grant.

    (ii) Term. An Option shall expire ten years from the date the Option is granted and shall be subject to earlier termination as hereinafter provided. Once an Option becomes exercisable, it may thereafter be exercised, wholly or in part, at any time prior to its expiration or termination. In the event of the non-employee director's termination from service on the Board, other than as provided in Section 5.2(iii), an outstanding Option may be exercised only to the extent it was exercisable on the date of such termination and shall expire five years after such termination, or on its stated expiration date, whichever occurs first.

    (iii) Early Vesting. Upon the occurrence of any of the following events, the Option shall become immediately and fully exercisable:

      (a) the death of the non-employee director;

      (b) the disability of the non-employee director; or

      (c) a Change in Control.

  Upon the retirement of the non-employee director from the Board after attaining age 70, the Option shall become immediately and fully exercisable in proportion to the director's actual period of service during the vesting period of the Option.

  5.3 Exercise Price. The exercise price of an Option granted to a non-employee director shall be equal to the Fair Market Value per Share on the date of grant.

  5.4 Payment. An Option may be exercised by a non-employee director only upon payment to the Company in full of the exercise price of the Option corresponding to the portion of the Option to be exercised. Such payment shall be made in cash or in Shares previously owned by the non-employee director for more than six months, or in a combination of cash and such Shares.

6. Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to occur upon the occurrence of any of the following events:

  6.1 The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization, less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transactions is held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the company immediately prior to such transaction;

  6.2 The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer, less than 50% of the combined voting power of the the-outstanding voting securities of such corporation or person are held in the aggregate by the holder of Voting Stock of the Company immediately prior to such sale;

  6.3 There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) o the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of Directors of the Company ("Voting Stock");

  6.4 The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

  6.5 If during the period of two consecutive years individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period (excluding for this purpose the election of any new director in connection with an actual or threatened election or proxy contest).

  Notwithstanding the foregoing provisions of Section 6.3 or 6.4 hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan solely because the Company, an entity in which the Company directly or beneficially owns 50% or more of the voting securities of such entity, any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership. Notwithstanding the foregoing provisions of this Section, the merger shall not constitute a Change in Control.

7. Stock Ownership Guidelines. It is recommended that each non-employee director own Shares with a Fair Market Value of not less than 300% of the non-employee director's annual retainer (without regard to amounts paid as committee or meeting fees). It is further recommended that each non-employee director attain such level of ownership of Shares not later than the third anniversary of his or her initial election to the Board (or of the Effective Date, in the case of an individual serving as a non-employee director at the close of the Effective Date), and maintain such level of stock ownership thereafter while serving as a non-employee director of Company. For purposes of applying the foregoing guidelines, a non-employee director shall be considered as owning: (i) Shares personally or beneficially held; (ii) Shares held in a Company-sponsored program; and (iii) Restricted Shares.

8. Miscellaneous

  8.1 Effective Date. The Plan shall become effective (the "Effective Date") as of January 1, 2000 subject to approval of the Plan by the stockholders of the Company at the next annual stockholders meeting and shall continue in effect until the tenth anniversary of such approval. Any award made under the Plan shall be null and void and of no effect and any distributions theretofore made with respect to Restricted Shares shall be forfeited if the Plan is not so approved.

  8.2 Amendment, Suspension or Termination of the Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. An amendment to the Plan shall become effective the date ratified by the Board; provided, however, that except as provided in Section 3.3, no such amendment shall, without the further approval of the stockholders of the Company, (a) increase the maximum number of Shares specified in Section 3.1, (b) reprice previously issued stock options (other than in connection one of the events described in Section 3.3) or (c) make such other change as may require stockholder approval under the rules of any exchange on which Shares are traded. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the Participant alter or impair any rights or obligations under any award therefore granted. No awards may be granted under the Plan during any period of suspension nor after termination of the Plan, and in no event may any awards be granted under the Plan after ten years from the date the Plan, or the Plan as amended from time to time, is approved by stockholders.

  8.3 Transferability.

    (i) No Option shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

    (ii) Notwithstanding the provisions of Section 8.3(a), an Option shall be transferable by a non-employee director, without payment of consideration therefor by the transferee, to any one or more members of the non-employee director's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the non-employee director's Immediate Family or to one or more partnerships in which the only partners are members of the non-employee director's Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the non-employee director. For this purpose, "Immediate Family" has the meaning ascribed thereto in General Instruction A to Form S-8 under the Exchange Act (or any successor provision to the same effect) as in effect from time to time.

  8.4 Effect on Other Compensation. The adoption and implementation of the Plan shall not in any way limit the authority of the Company to make other awards of Shares or rights related to Shares to its non-employee directors or other persons on terms that are similar or dissimilar to those of the Plan.

  8.5 Regulations and Other Approvals; Governing Law.

    (i) The obligation of the Company to sell or deliver Shares with respect to any award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and sate securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

    (ii) The Committee may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

    (iii) Each award under the Plan is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance off Shares, no Options shall be granted or payment made or Shares issues, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

    (iv) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

  8.6 Governing Law. The Plan and the rights of all person claiming hereunder will be construed and determined in accordance with the laws o the State of Delaware without giving effect to the choice of law principles thereof.

  8.7 Right to Continued Service. Nothing contained herein shall be construed to confer upon any non-employee director the right to continue to serve as a director of the Company or in any other capacity.

  8.8 Titles; Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates. Any reference to a section other than to a section of the Plan) shall also include a successor to such section.

[X]  PLEASE MARK VOTES                      REVOCABLE PROXY
     AS IN THIS EXAMPLE          ULTRAMAR DIAMOND SHAMROCK CORPORATION

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting on May 2, 2000

  The undersigned hereby appoints Timothy J. Fretthold, Curtis V. Anastasio, and Todd Walker, and any of them, each with full power of substitution and resubstitution, as proxies to represent and to vote all shares which the undersigned may be entitled to vote as of March 7, 2000, the record date, at the Annual Meeting of Stockholders of Ultramar Diamond Shamrock Corporation to be held on May 2, 2000, and any adjournment thereof.

  The following items of business to be acted upon are listed in the Notice of Annual Meeting and described in the Proxy Statement:

1. Election of 4 directors, each for a          FOR     WITH-   FOR ALL
   three-year term expiring in 2003:                    HOLD    EXCEPT
                                                [ ]      [ ]      [ ]

   Nominees: Byron Allumbaugh, E. Glenn Biggs,
             Katherine D. Ortega and Madeleine Saint-Jacques

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. Approval of Amendments to the Company's        FOR      AGAINST      ABSTAIN
   Non-Employee Director Equity Plan.             [ ]        [ ]          [ ]

3. Ratification of appointment of Arthur          FOR      AGAINST      ABSTAIN
   Andersen, L.L.P. as independent accountants.   [ ]        [ ]          [ ]

   The Board of Directors recommends a vote FOR items 1, 2 and 3. You may specify your choices on the items by marking the appropriate boxes. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

   Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                          ------------------------
 Please be sure to sign and date          Date
  this Proxy in the box below.
------------------------------------------------------------------


----Stockholder sign above-----Co-holder (if any) sign above------


  Detach above card, sign, date and mail in postage paid envelope provided.

                    ULTRAMAR DIAMOND SHAMROCK CORPORATION
--------------------------------------------------------------------------------
                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

                                REVOCABLE PROXY
                     ULTRAMAR DIAMOND SHAMROCK CORPROATION


     [X] PLEASE MARK VOTES
         AS IN THIS EXAMPLE

          The Solicitation of these Confidential Voting Instructions is made on behalf of the Board of Directors

        The undersigned as a participant in the Ultramar Diamond Shamrock Corporation 401(k) Plans (the "Plans") hereby instructs the Trustee of the Plans to appoint Timothy J. Fretthold, Curtis V. Anastasio, and Todd Walker, and each of them, with full power of substitution, the attorney and proxy of the said Trustee to represent the interests of the undersigned in Ultramar Diamond Shamrock Corporation Common Stock held under the terms of the Plans, at the Annual Meeting of Shareholders of Ultramar Diamond Shamrock Corporation to be held on May 2, 2000 and any adjournment thereof, and to vote, with all powers the Trustee would possess if present, all shares of Common Stock ("Common Stock") credited to the undersigned's account(s) under the Plans as of March 7, 2000, the record date for the Annual Meeting, upon the following matters and upon any other business that may properly come before the meeting or any adjournment thereof.


     1. Election of 4 directors, each for a              With-    For All
        three-year term expiring in 2003:        For     hold      Except
                                                 [ ]     [ ]        [ ]

 4       Nominees: Byron Allumbaugh, E. Glenn Biggs,
 0                 Katherine D. Ortega and Madeleine Saint-Jacques
 1
(K) INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

     --------------------------------------------------------------------------

     2. Approval of Amendments to the            For     Against     Abstain
        Company's Non-Employee Director          [ ]       [ ]         [ ]
        Equity Plan.

     3. Ratification of appointment of Arthur    For     Against     Abstain
        Andersen, L.L.P. as independent          [ ]       [ ]         [ ]
        accountants.

        The Board of Directors recommends a vote FOR items 1, 2 and 3. You may specify your choices on the items by marking the appropriate boxes. You need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations.

                                               ---------------------------
    Please be sure to sign and date            Date
      this Proxy in the box below.
--------------------------------------------------------------------------


------ Shareholder sign above ----Co-holder (if any) sign above ------

   Detach above card, sign, date and mail in postage paid envelope provided


                     ULTRAMAR DIAMOND SHAMROCK CORPORATION
--------------------------------------------------------------------------------

        Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
-------------------------------------------------------------------------------

[X]  PLEASE MARK VOTES                     REVOCABLE PROXY
     AS IN THIS EXAMPLE         ULTRAMAR DIAMOND SHAMROCK CORPORATION

The Solicitation of these Confidential Voting Instructions is made on behalf of the Board of Directors

     The undersigned as a participant in the Ultramar Diamond Shamrock Corporation 401(k) Plan (the "Plan") hereby instructs the Trustee of the Plan to appoint Timothy J. Fretthold, Curtis V. Anastasio, and Todd Walker, and each of them, with full power of substitution, the attorney and proxy of the said Trustee to represent the interests of the undersigned in Ultramar Diamond Shamrock Corporation Common Stock held under the terms of the Plan, at the Annual Meeting of Shareholders of Ultramar Diamond Shamrock Corporation to be held on May 2, 2000 and any adjournment thereof, and to vote, with all powers the Trustee would possess if present, all shares of Common Stock ("Common Stock") credited to the undersigned's account(s) under the Plan as of March 7, 2000, the record date for the Annual Meeting, upon the following matters and upon any other business that may properly come before the meeting or any adjournment thereof.

                            F O R M E R   E S O P I

1.  Election of 4 directors, each for a three-year term expiring in 2003:

                   For             Withhold           For All Except
                   [_]               [_]                   [_]

    Nominees: Byron Allumbaugh, E. Glenn Biggs, Katherine D. Ortega and
              Madeleine Saint-Jacques

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

2.  Approval of Amendments to the Company's Non-Employee Director Equity Plan.

                   For             Against               Abstain
                   [_]               [_]                   [_]

3. Ratification of appointment of Arthur Andersen, L.L.P., as independent accountants.

                   For             Against               Abstain
                   [_]               [_]                   [_]


     The Board of Directors recommends a vote FOR items 1, 2 and 3. You may specify your choices on the items by marking the appropriate boxes. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

Please be sure to sign and date this Proxy in the box below.   -----------------
                                                                Date
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Shareholder sign above                    Co-holder (if any) sign above


  Detach above card, sign, date and mail in postage paid envelope provided.

                     ULTRAMAR DIAMOND SHAMROCK CORPORATION
--------------------------------------------------------------------------------
   Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

[X] PLEASE MARK VOTES                   REVOCABLE PROXY
    AS IN THIS EXAMPLE   ULTRAMAR DIAMOND SHAMROCK CORPORATION

The Solicitation of these Confidential Voting Instructions is made on behalf of the Board of Directors

  The undersigned as a participant in the Ultramar Diamond Shamrock Corporation 401(k) Plan (the "Plan") hereby instructs the Trustee of the Plan to appoint Timothy J. Fretthold, Curtis V. Anastasio, and Todd Walker, and each of them, with full power of substitution, the attorney and proxy of the said Trustee to represent the interests of the undersigned in Ultramar Diamond Shamrock Corporation Common Stock held under the terms of the Plan, at the Annual Meeting of Shareholders of Ultramar Diamond Shamrock Corporation to be held on May 2, 2000 and any adjournment thereof, and to vote, with all powers the Trustee would possess if present, all shares of Common Stock ("Common Stock") credited to the undersigned's account(s) under the Plan as of March 7, 2000, the record date for the Annual Meeting, upon the following matters and upon any other business that may properly come before the meeting or any adjournment thereof.
                                                            With-    For All
F       1.  Election of 4 directors, each for a    For      hold      Except
            three-year term expiring in 2003:      [ ]       [ ]       [ ]
O
             Nominees:  Byron Allumbaugh, E. Glenn Biggs,
R                       Katherine D. Ortega and Madeleine Saint-Jacques

M INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space
E       provided below.

R       ------------------------------------------------------------------------


        2.  Approval of Amendments to the          For     Against   Abstain
            Company's Non-Employee Director        [ ]       [ ]       [ ]
E           Equity Plan.

S
        3.  Ratification of appointment of Arthur  For     Against   Abstain
O           Anderson, L.L.P. as independent        [ ]       [ ]       [ ]
            accountants.
P

II The Board of Directors recommends a vote FOR Items 1, 2 and 3. You may specify your choices on the items by marking the appropriate boxes. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                                           ---------------------
Please be sure to sign and date            Date
  this Proxy in the box below.
----------------------------------------------------------------

----Shareholder sign above---- Co-holder (if any) sign above----


   Detach above card, sign, date and mail in postage paid envelope provided.

                     ULTRAMAR DIAMOND SHAMROCK CORPORATION
-------------------------------------------------------------------------------
 Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

[X]  PLEASE MARK VOTES                      REVOCABLE PROXY
     AS IN THIS EXAMPLE          ULTRAMAR DIAMOND SHAMROCK CORPORATION

The Solicitation of these Confidential Voting Instructions is made on behalf of the Board of Directors

  The undersigned as a participant in the Ultramar Diamond Shamrock Corporation 401(k) Plan and a current employee of Ultramar Diamond
Shamrock Corporation hereby instructions the Trustee of the Ultramar
Diamond Shamrock Corporation Employee Benefits Trust ("Benefits Trust")
to appoint Timothy J. Fretthold, Curtis V. Anastasio, and Todd Walker,     G
and each of them, with full power of substitution, the attorney and        S
proxy of the said Trustee, at the Annual Meeting of Shareholders of        O
Ultramar Diamond Shamrock Corporation to be held on May 2, 2000 and        P
any adjournment thereof, and to vote, with all powers the Trustee would possess if present, a proportionate amount of the Common Stock held in the Benefits Trust, upon the following matters and upon any other business that may properly come before the meeting or any adjournment thereof.

1. Election of 4 directors, each for a          FOR     WITH-   FOR ALL
   three-year term expiring in 2003:                    HOLD    EXCEPT
                                                [ ]      [ ]      [ ]

   Nominees: Byron Allumbaugh, E. Glenn Biggs,
             Katherine D. Ortega and Madeleine Saint-Jacques

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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2. Approval of Amendments to the Company's        FOR      AGAINST      ABSTAIN
   Non-Employee Director Equity Plan.             [ ]        [ ]          [ ]

3. Ratification of appointment of Arthur          FOR      AGAINST      ABSTAIN
   Andersen, L.L.P. as independent accountants.   [ ]        [ ]          [ ]

   The Board of Directors recommends a vote FOR items 1, 2 and 3. You may specify your choices on the items by marking the appropriate boxes. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                                          ------------------------
 Please be sure to sign and date          Date
  this Proxy in the box below.
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----Stockholder sign above-----Co-holder (if any) sign above------


  Detach above card, sign, date and mail in postage paid envelope provided.

                    ULTRAMAR DIAMOND SHAMROCK CORPORATION
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 Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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